UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreements with Lincoln Park Capital Fund, LLC

On December 27, 2019, MicroVison, Inc. (“we” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which we have the right to sell to Lincoln Park up to $16,000,000 of shares of our common stock, including the initial purchase of $1,000,000 at a purchase price of $0.6531 per share (the “Initial Purchase”), at our discretion over the next 24 months, subject to the conditions and limitations set forth in the Purchase Agreement and as described further below. As consideration for entering into the Purchase Agreement, we agreed to issue 375,000 shares of our common stock to Lincoln Park as a commitment fee (the “Commitment Shares”).

In addition to the Initial Purchase of $1,000,000 of shares of our common stock, under the Purchase Agreement, from time to time on any trading day we select, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 175,000 shares of our common stock (each such purchase, a “Regular Purchase”) over the 24-month term of the Purchase Agreement; provided, however, that such limit may be increased to up to 225,000 shares if the last closing sale price of our common stock is at least $1.25 on the purchase date, up to 275,000 shares if the last closing sale price of our common stock is at least $1.75 on the purchase date, up to 325,000 shares if the last closing sale price of our common stock is at least $2.50 on the purchase date, and up to 425,000 shares if the last closing sale price of our common stock is at least $3.00 on the purchase date (each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). The purchase price for shares of common stock to be purchased by Lincoln Park will be the equal to lesser of (i) the lowest sale price on the purchase date, as reported by Nasdaq, or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the ten trading days prior to the purchase date. Lincoln Park’s obligation under each Regular Purchase shall not exceed $1,500,000.

We can also direct Lincoln Park to purchase additional amounts as accelerated purchases, under certain circumstances and provided the last closing sale price of our common stock is at least $0.50 per share, in an amount up to the lesser of (i) three times the number of shares purchased pursuant to such Regular Purchase or (ii) 30% of the trading volume on such accelerated purchase date. The purchase price for the additional shares is the lower of:

•	the closing sale price for the common stock on the date of sale; and

•	ninety-seven percent (97%) of the volume weighted average price of the common stock on the Nasdaq Global Market on the date of sale.

There is no upper or lower limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one trading day written notice.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to 24,766,904 shares of common stock, representing 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable Nasdaq rules (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds the greater of book or market value of our common stock as calculated in accordance with applicable Nasdaq rules. In addition, the Purchase Agreement does not permit the issuance of shares pursuant thereto to the extent that such issuance would exceed the number of shares of common stock then available for issuance pursuant to our certificate of incorporation in effect at such time.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, provided, however, that we shall not enter into any “Variable Rate Transaction” as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities during the 24 months after the date of the Purchase Agreement, as long as Lincoln Park holds more than 50,000 shares of our common stock.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order), or the prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered thereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension of our common stock from trading or the failure of our common stock to be listed on Nasdaq for a period of one business day;

•

the delisting of our common stock from Nasdaq; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•

the failure for any reason by the transfer agent to issue shares to Lincoln Park within three business days after the applicable purchase date on which Lincoln Park is entitled to receive such securities;

•

any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•	our insolvency or our participation or threatened participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement;

•	if at any time we are not eligible to transfer our common stock electronically via DWAC; or

•	if at any time after the commencement date, the Exchange Cap is reached, to the extent it is applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Lincoln Park, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. Actual sales of shares of common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by the Company as to other available and appropriate sources of funding for the Company.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a prospectus supplement pursuant to Rule 424(b) relating to the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement or a new registration statement and use its reasonable best efforts to keep such registration statement effective until the earlier of (i) the date on which Lincoln Park shall have sold all the Purchase Shares and (ii) the earlier of (A) 180 days following the first day of the month immediately following the 24 month anniversary of the commencement date and (B) the nine months following the termination of the Purchase Agreement.

The offer and sale of the shares under the Purchase Agreement was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-228113), which was declared effective by the SEC on November 13, 2018, and pursuant to the prospectus supplement filed on December 27, 2019.

The Company intends to use the net proceeds from this offering to for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

The foregoing description of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in their entirety by the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

The Company is filing the opinion of its counsel, Ropes & Gray LLP, relating to the legality of the shares of common stock offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of December 27, 2019, by and between MicroVision, Inc. and Lincoln Park Capital Fund, LLC.

5.1	Opinion of Ropes & Gray LLP.

10.1	Purchase Agreement, dated as of December 27, 2019, by and between MicroVision, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary

Date: December 27, 2019